FIRST AMENDMENT TO THE
MAXIMUS, INC.
2011 EQUITY INCENTIVE PLAN

WHEREAS, MAXIMUS, Inc., a Virginia corporation (the “Company”), has established and maintains the MAXIMUS, Inc. 2011 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company now considers it desirable to amend the Plan to provide for additional limitations with respect to awards granted to non-employee directors of the Company;

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 15.1 of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Company’s board of directors, the Plan, as previously amended, be and is hereby further amended, effective December 16, 2015, in the following particulars:

1.	By substituting the following for Section 4.1 of the Plan:

“4.1    Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.3, the number of Shares that may be issued or transferred to Participants under the Plan is the number of Shares available for the grant of future awards under the Prior Plans as of the date the Plan is approved by the Company’s shareholders. No additional awards shall be made under the Prior Plans on or after the date the Plan is approved by the Company’s shareholders. Notwithstanding any other provision of the Plan, the aggregate number of shares of Common Stock subject to Options, including ISOs, and SARs that may be granted within any fiscal year to any one Participant (other than non-employee Directors) under the Plan shall not exceed the number equal to 20% of the total number of Shares reserved for issuance under the Plan as of the date the Plan is approved by the Company’s shareholders, except for grants to new hires during the fiscal year of hiring which shall not exceed the number equal to 30% of the total number of Shares reserved for issuance under the Plan as of the date the Plan is approved by the Company’s shareholders. The foregoing limit set forth in this Section 4.1 shall be construed to comply with Section 422 of the Code.

Subject to adjustment as provided in Section 4.3, to the extent necessary to comply with Code Section 162(m) the maximum number of Shares and Share equivalent units that may be granted during any fiscal year to any one Participant (other than non-employee Directors) under Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance Awards or any other Award is 500,000, which limit will apply regardless of whether the compensation is paid in Shares or in cash. To the extent necessary to comply with Code Section 162(m) the maximum aggregate dollar amount that may be paid to any one Participant (other than non-employee Directors) during any fiscal year under Performance Units, Performance Awards or any cash-based Award granted under Article 10 is $5,000,000.

Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares and Share equivalent units that may be granted during any fiscal year to any one Participant who is a non-employee Director shall be 75,000, which limit will apply regardless of whether the compensation is paid in Shares or in cash. The maximum aggregate dollar amount that may be paid to any one Participant who is a non-employee Director during any fiscal year under Performance Units, Performance Awards or any cash-based Award granted under Article 10 is $1,000,000.

The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.”

2.    By substituting the following for the second sentence of the final paragraph of Section 15.1 of the Plan:

“Except as provided in Sections 4.3 and 15.2, the Committee shall not, without the prior approval of the Company’s shareholders, (i) increase or remove the Share limitations with respect to Awards granted to non-employee Directors under Section 4.1 of the Plan, (ii) cancel any outstanding Option or SAR for the purpose of reissuing the Option to the Participant at a lower exercise price, (iii) exchange any outstanding Option or SAR whose exercise price is equal to or greater than the current Fair Market Value of a Share for cash or another Award, (iv) reduce the exercise price of an outstanding Option or SAR, or (v) take any other action that would be a “repricing” of the Option or SAR.”

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned duly authorized officer this 16th day of December 2015.

MAXIMUS, Inc.

By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

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